Exhibit 8




                                       May 14, 1996


K-III Communications Corporation
745 Fifth Avenue
New York, NY  10151


Dear Sirs:

         We have acted as counsel to K-III Communications Corporation, a

Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a

Registration Statement on Form S-4 filed on the date hereof (as amended, the

"Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) up to $300,000,000 in aggregate principal amount of 8 1/2% Senior

Notes due 2006 of the Company (the "Notes") to be issued in exchange for the

$300,000,000 in aggregate principal amount of the Company's outstanding 8 1/2%

Senior Notes due 2006 (the "Old Notes"), and the unconditional guarantees of such Notes (the "Guarantees") by the subsidiaries of the Company listed on

Schedule I hereto (the "Guarantors"), (ii) up to 2,000,000 shares of $10.00

Series D Exchangeable Preferred Stock, par value $.01 per share and liquidation value $100 per share, of the Company (the "Preferred Stock") to be issued in exchange for the



















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            K-III Communications Corp.   -2-                   May 14, 1996


Company's $10.00 Series C Exchangeable Preferred Stock (the "Old Preferred

Stock"), and (iii) up to $200,000,000 in aggregate principal amount of the

Company's 10% Class D Subordinated Debentures due 2008 (the "Subordinated

Debentures") issuable, at the Company's option, in exchange for the Preferred

Stock, all as described in the Registration Statement.

         In connection with the aforementioned we have given the opinions contained in the section of the Registration Statement entitled "Certain Federal

Income Tax Considerations".

         We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement and to the use of our name in the section entitled

"Certain Federal Income Tax Considerations".

         This opinion is rendered to you in connection with the above-described transactions.  This opinion may not be relied upon by you for any other purpose,

or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                 Very truly yours,



                                 SIMPSON THACHER & BARTLETT



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                                   Schedule I
                                   ----------



                                                     Jurisdiction of
Guarantor                                             Incorporation
- ---------                                           ----------------
Argus Publishers Corporation                           California
Bacon's Information, Inc.                               Delaware
Channel One Communications Corporation                  Delaware
Daily Racing Form, Inc.                                 Delaware
DRF Finance, Inc.                                       Delaware
The Electronics Source Book, Inc.                       Delaware
Funk & Wagnalls Yearbook Corp.                          Delaware
Haas Publishing Companies, Inc.                         Delaware
Intermodal Publishing Company, Ltd.                     New York
Intertec Market Reports, Inc.                           Delaware
Intertec Presentations, Inc.                            Colorado
Intertec Publishing Corporation                         Delaware
Krames Communications Incorporated                      Delaware
K-III Directory Corporation                             Delaware
K-III Holdings Corporation III                          Delaware
K-III HPC, Inc.                                         Delaware
K-III KG Corporation--Massachusetts                   Massachusetts
K-III KG Corporation--New York I                        New York
K-III KG Corporation--New York II                       New York
K-III Magazine Corporation                              Delaware
K-III Magazine Finance Corporation                      Delaware
K-III Prime Corporation                                 Delaware
K-III Reference Corporation                             Delaware
The Katharine Gibb Schools, Inc.                        Delaware
The Katharine Gibb Schools of Montclair, Inc.          New Jersey
The Katharine Gibb Schools of Norwalk, Inc.            Connecticut
The Katharine Gibb Schools of Piscataway, Inc.         New Jersey
The Katharine Gibb Schools of Providence, Inc.        Rhode Island
Lifetime Learning Systems, Inc.                         Delaware
McMullen Argus Publishing, Inc.                        California

K-III Communications Corp.           -2-              May 14, 1996



MH West, Inc.                                          California
Musical America Publishing, Inc.                        Delaware
Nelson Publications, Inc.                               Delaware
Newbridge Communications, Inc.                          Delaware
Paramount Publishing Inc.                              California
PJS Publications, Inc.                                  Delaware
R.E.R. Publishing Corporation                           New York
Stagebill, Inc.                                         Delaware
Symbol of Excellence Publishers, Inc.                    Alabama
Weekly Reader Corporation                               Delaware